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                         EMPLOYEE STOCK OWNERSHIP PLAN
                                       OF
                            HUDSON CITY SAVINGS BANK

                           (Effective July 13, 1999)


     AMENDMENT

1.  Section 1 - Section 1.8 shall be amended to read in its entirety as follows:

         SECTION 1.18 ELIGIBLE MEMBER means, for any Plan Year, an Employee who is a Member during all or any part of such Plan Year and either remains a Member on the last day of such Plan Year or terminated membership during such Plan Year on account of termination of employment due to death, Disability or Retirement; provided, however, that no Employee shall be an Eligible Member for the Plan Year that includes the effective date of the transaction pursuant to which the Bank becomes a wholly owned subsidiary of Hudson City Bancorp, Inc. if he terminates employment for any reason with all Participating Employers prior to such effective date.

2.  Section 2 - Section 2.1 shall be amended to read in its entirety as follows:

         SECTION 2.1  ELIGIBILITY FOR MEMBERSHIP.

         (a) Only Eligible Employees may be or become Members of the Plan. An Employee shall be an Eligible Employee if he (i) is employed by one or more Participating Employers; (ii) is compensated primarily on a salaried basis or hourly wage basis; (iii) has attained age 21; (iv) has completed at least one Year of Eligibility Service; and (v) is not excluded under section 2.1(b).

         (b)   An Employee is not an Eligible Employee if he:

         (i) does not receive Allocation Compensation from at least one Participating Employer;

         (ii) is an Employee who has waived any claim to participation in the Plan;

         (iii) is an Employee or in a unit of Employees covered by a collective bargaining agreement with the Employer where retirement benefits were the subject of good faith bargaining, unless such agreement expressly provides that Employees such as he be covered under the Plan;

         (iv)  is a "leased employee" as defined in section 18.8(a);

         (v) is compensated primarily on a daily, commission, fee or retainer basis;
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     (vi)  is a building service Employee who is regularly required to spend more than 50% of his working time servicing real estate other than offices of Affiliated Employers;

     (vii) is classified as an "independent contractor" by the Employer, even if considered an employee under applicable law; or

     (viii) is a mortgage field originator.

     IN WITNESS WHEREOF, this Amendment has been executed by the undersigned officer of Hudson City Savings Bank pursuant to authority given by resolution of the Board of Directors.

                                             HUDSON CITY SAVINGS BANK

                                             By
                                               ----------------------------
                                                  Name:
                                                  Title: